Exhibit 10.1
TENTH AMENDMENT TO FIRST AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
     THIS TENTH AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (herein called this “Amendment”) made as of the 10th day of November, 2011 by and between Priority Fulfillment Services, Inc. (“Borrower”) and Comerica Bank (“Bank”),
W I T N E S S E T H:
     WHEREAS, Borrower and Bank have entered into that certain First Amended and Restated Loan and Security Agreement dated as of December 29, 2004 (as from time to time amended or modified, the “Original Agreement”) for the purposes and consideration therein expressed, pursuant to which Bank became obligated to make loans to Borrower as therein provided; and
     WHEREAS, Borrower and Bank desire to amend the Original Agreement to establish a credit line for equipment financing and for the other purposes set forth herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Bank to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
Definitions and References
     § 1.1 Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.
     §1.2 Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this §1.2:
     “Amendment” means this Tenth Amendment to First Amended and Restated Loan and Security Agreement.
     “Loan Agreement” means the Original Agreement as amended hereby
ARTICLE II.
Amendments to Original Agreement
     § 2.1 Credit Extensions. Section 2.1 of the Original Agreement is hereby amended to add the following subsection (f) thereto:

     (f) Equipment Advances.
      (i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make advances (each an “Equipment Advance” and, collectively, the “Equipment Advances”) to Borrower in two tranches, Tranche A and Tranche B. Borrower may request Equipment Advances under Tranche A at any time from the date hereof through the Tranche A Availability End Date. Borrower may request Equipment Advances under Tranche B at any time from the Tranche A Availability End Date through the Tranche B Availability End Date. The aggregate outstanding amount at any time of Tranche A Equipment Advances and Tranche B Equipment Advances shall not exceed the Maximum Equipment Line Availability. Each Equipment Advance shall not exceed 100% of the invoice amount of equipment and software approved by Bank from time to time (which Borrower shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Advance), including taxes, shipping, warranty charges, freight discounts and installation expense (collectively, “Soft Costs”); provided that the aggregate amount of Equipment Advances made for Soft Costs shall not exceed 20% of the aggregate principal amount of Equipment Advances. Borrower will be allowed an initial Equipment Advance for equipment purchased no earlier than June 1, 2011, subject to the aforementioned conditions.
      (ii) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). Any Equipment Advances that are outstanding under Tranche A on the Tranche A Availability End Date shall be payable in 36 equal monthly installments of principal, plus all accrued interest, beginning on May 15, 2012, and continuing on the same day of each month thereafter through April 15, 2015, at which time all amounts due in connection with Tranche A Equipment Advance made under this Section 2.3(f). shall be immediately due and payable. Any Equipment Advances that are outstanding under Tranche B on the Tranche B Availability End Date shall be payable in 30 equal monthly installments of principal, plus all accrued interest, beginning on November 15, 2012, and continuing on the same day of each month thereafter through April 15, 2015, at which time all amounts due in connection with Tranche B Equipment Advance made under this Section 2.1(f) shall be immediately due and payable. Equipment Advances, once repaid, may not be reborrowed. Borrower may prepay any Equipment Advances without penalty or premium.
      (iii) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Central time on the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit C . The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed.
     § 2.2 Interest Rates. Section 2.3 of the Original Agreement is hereby amended in its entirety to read as follows:
          (a) Interest Rates.

          (i) Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest on the outstanding daily balance thereof, at a variable rate equal to 2.0% above the Prime Rate.
          (ii) Equipment Advances. Except as set forth in Section 2.3(b), the Equipment Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to 2.25% above the Prime Rate.
          (iii) Standby Letter of Credit. Any drawn amount under the Standby Letter of Credit shall bear interest, on the outstanding daily balance thereof, at the rates set forth in the Reimbursement Agreement.
     (b) Late Fee; Default Rate. If any payment is not made within 10 days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) 5% of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to 5 percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.
     (c) Payments. Interest hereunder shall be due and payable on the 15th of each month during the term hereof. Bank shall charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.
     (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.
     (e) Limitation on Interest. Borrower and Bank intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable usury law from time to time in effect. If, notwithstanding the foregoing, any amount constituting interest is nonetheless charged or collected in excess of the maximum amount of interest permitted to be charged by applicable usury law from time to time in effect, then such excess shall, at the option of the payee thereof, be credited on the amount of the obligations owed to such payee or refunded by such payee to the payor thereof.

     § 2.3 Financial Covenants. Section 6.7 of the Original Agreement is hereby amended in its entirety to read as follows:
     6.7 Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants, measured as of the last day of each calendar month unless stated otherwise:
     (a) Liquidity Ratio. A ratio of (i) Cash (including all pledged Cash with Bank for repayment of the Bonds) plus Eligible Accounts plus OLV (as defined below) to (ii) all Indebtedness to Bank of at least 1.25 to 1.00. As used herein, the term “OLV” means (i) zero until the completion of Bank’s review and approval of an appraisal prepared by a third party appraiser satisfactory to Bank of Borrower’s net fixed assets (the “approved appraisal”) and (ii) at all times thereafter, the lesser of (x) the sum of 70% of the orderly liquidation value of Borrower’s net fixed assets as determined by the approved appraisal plus the lesser of (1) 65% of Borrower’s actual cost for the Newly Acquired Fixed Assets or (2) at Borrower’s sole discretion, 70% of the orderly liquidation value of the Newly Acquired Fixed Assets as determined by a third party appraiser based on a “desktop” review of the invoices for such Newly Acquired Fixed Assets or (y) $3,125,000. As used herein, the term “Newly Acquired Fixed Assets” means those net fixed assets of Borrower, if any, acquired by Borrower after August 31, 2011.
     (b) EBITDA. Through and including the period ending December 31, 2011, as of the last day of each calendar month, the variance, if negative, then expressed as a positive number, between Borrower’s EBITDA and the EBITDA set forth in the Approved Projections for the twelve (12) calendar month period ending on such date, shall not exceed $350,000. “Approved Projections” means for the 2011 calendar year, the projections for such period that have been reviewed by Borrower’s Board of Directors and delivered to Bank on or about March 9, 2011. Beginning January 1, 2012, the sum of (x) Borrower’s EBITDA for the twelve month period ending on the date of determination plus (y) the Inflow Transfers completed in the then current calendar year shall not be less than the sum of (i) the aggregate amount of scheduled principal and interest payments on all Indebtedness for the twelve month period ending on the date of determination excluding the annual Bond payment due in January 2012 plus (ii) Outflow during the then current calendar year plus (ii) $500,000. As used herein, “EBITDA” shall mean, for any period of calculation, Borrower’s earnings for such period before interest and taxes plus depreciation, amortization, non-cash stock compensation and non-cash payment rent expense to the extent deducted in the calculation of such earnings. As used herein, the term “Outflow” means cash dividends, cash distributions and cash Investments made by Borrower to, or in, any entity that is an Affiliate of Borrower.
     (c) Tangible Net Worth. A consolidated Tangible Net Worth of

Guarantor not less than the greater of $20,000,000 or (ii) $2,000,000 plus the Tangible Net Worth of Guarantor required to be maintained pursuant to the terms of the loan documents between Borrower and IBM Belgium Financial Services B.V.B.A., Wells Fargo Bank, National Association or IBM Credit LLC, as from time to time amended, modified or restated.
     § 2.4 Negative Covenants. Section 7.12 of the Original Agreement is hereby amended in its entirety to read as follows:
     7.12 Capital Expenditures. Make capital expenditures in an aggregate amount greater than (i) $6,000,000 in Borrower’s fiscal year 2011, and (ii) $4,500,000 in each fiscal year thereafter, provided that in each case, the aggregate amount of such expenditures purchased with cash (and not financed) shall not exceed $1,500,000; provided further, that any capital expenditures made by Borrower exclusively from the proceeds of Permitted Distributions shall not be subject to the foregoing limitations. As used herein, the term “capital expenditures” does not include (i) any software that is internally developed by Borrower, whether or not Borrower capitalized the development costs, and (ii) any equipment ordered, but not yet accepted or paid for, by Borrower.
     § 2.5 Definitions. The definitions of “Credit Extension”, “Maximum Equipment Line Availability”, “Tranche A Availability End Date” and “Tranche B Availability End Date” in Exhibit A to the Original Agreement are hereby amended in their entirety to read as follows:
     “Credit Extension” means each Advance, the Equipment Advances, or any other extension of credit by Bank to or for the benefit of Borrower hereunder.
     “Maximum Equipment Line Availability” means $2,500,000.
     “Tranche A Availability End Date” means April 4, 2012.
     “Tranche B Availability End Date” means October 4, 2012.
     § 2.6 Exhibits. Exhibit E to the Original Agreement is hereby amended in its entirety to read as set forth in Exhibit E attached hereto.
ARTICLE III.
Conditions of Effectiveness
     § 3.1 Effective Date. This Amendment shall become effective as of the date first above written when and only when Bank shall have received, at Bank’s office, (a) a counterpart of this Amendment executed and delivered by Borrower and the attached Consent and Agreement executed and delivered by Guarantor, and (b) a facility fee for the Equipment Advances paid in good and immediately available funds in the amount of $12,500.00, which fee shall be fully earned on the date hereof.

ARTICLE IV.
Representations and Warranties
     § 4.1 Representations and Warranties of Borrower. In order to induce Bank to enter into this Amendment, Borrower represents and warrants to Bank that:
     (a) The representations and warranties contained in Article 5 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent such representations or warranties relate to an earlier date in which case such representation or warranty shall be true and correct as of such earlier date or as otherwise disclosed to the Bank in writing.
     (b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow and to perform its obligations under the Loan Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder.
     (c) The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the organizational documents of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.
     (d) When duly executed and delivered, each of this Amendment and the Loan Agreement will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.
ARTICLE V.
Miscellaneous
     § 5.1 Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

     § 5.2 Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Advances, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Agreement to Bank shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Loan Agreement.
     § 5.3 Loan Documents. This Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto.
     § 5.4 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California and any applicable laws of the United States of America in all respects, including construction, validity and performance.
     § 5.5 Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.
     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
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     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

PRIORITY FULFILLMENT SERVICES, INC.
By:
Name:
Title:

COMERICA BANK
By:
Name:
Title:
[Tenth Amendment — Signature Page]

CONSENT AND AGREEMENT
     PFSWEB, INC., a Delaware corporation, hereby consents to the provisions of this Amendment and the transactions contemplated herein, and hereby ratifies and confirms the Guaranty dated as of December 29, 2004, made by it for the benefit of Bank, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

PFSWEB, INC.
By:
Name:
Title:

EXHIBIT E
COMPLIANCE CERTIFICATE
TO:	COMERICA BANK

FROM:	PRIORITY FULFILLMENT SERVICES, INC.
The undersigned authorized officer of PRIORITY FULFILLMENT SERVICES, INC. hereby certifies that in accordance with the terms and conditions of the First Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”) as amended, (i) Borrower is in complete compliance for the period ending _______________ with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements	Monthly within 45 days	Yes	No
Preliminary income statement	Monthly within 30 days	Yes	No
Annual (CPA Audited) of Guarantor	FYE within 90 days	Yes	No
Annual (CPA Audited) of BSD	FYE within 90 days	Yes	No
10K of Guarantor	FYE within 90 days	Yes	No
10Q of Guarantor	Quarterly within 45 days	Yes	No
A/R & A/P Agings, Borrowing Base Cert.	Monthly within 30 days*	Yes	No
A/R Audit	Semi-Annual	Yes	No
IP Report	Quarterly within 30 days	Yes	No

*	Weekly during any period that Tangible Net Worth is <$21,000,000

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Liquidity Ratio	1.25:1.00	_____:1.00	Yes	No
EBITDA	See Section 6.7(b)	$	Yes	No

Minimum Tangible Net Worth of Guarantor	> of $20,000,000
or $2,000,000 plus
IBM et al
	requirement	$	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Received by:

Sincerely,	AUTHORIZED SIGNER

Date:

Verified:

SIGNATURE	AUTHORIZED SIGNER

Date:

TITLE
	Compliance Status	Yes	No